CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 21, 2016, relating to the financial statements and financial highlights, which appear in the July 31, 2016 Annual Reports to Shareholders of Columbia Strategic Municipal Income Fund, Columbia Minnesota Tax-Exempt Fund, Columbia Limited Duration Credit Fund, Columbia Disciplined Core Fund, Columbia Income Opportunities Fund, Columbia Disciplined Growth Fund, Columbia Disciplined Value Fund, Columbia Inflation Protected Securities Fund, Columbia Global Opportunities Fund and Columbia Floating Rate Fund (ten of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

November 22, 2016